QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We do hereby consent the reference to our firm under the caption "Experts" in this Registration Statement on Form S-1, as amended by this Post-Effective Amendment No. 1 to Registration Statement, and to the use in such Registration Statement of our report dated December 17, 2002, relating to the financial statements of Stratus Services Group, Inc. and our report dated February 28, 2002 relalting to the financial statements of Provisional Employment Solutions, Inc.

/s/ Amper, Politziner & Mattia P.A.

February 3, 2003
Edison, New Jersey

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS